THIS CHARGE is dated 14th September 1998 and made BETWEEN:


(1) QUANTUM PERIPHERALS (EUROPE) S.A. (registered in Switzerland) whose registered office is at Champs-Montants 16A, CH-2074, Marin, Neuchatel, Switzerland (the "Company"); and

(2) THE SUMITOMO BANK, LIMITED whose principal office in England is at Temple Court, 11 Queen Victoria Street, London EC4N 4TA (the 'Bank')


WITNESSES as follows:

1.     Definitions and Interpretation

       1.1    In this Charges unless the context otherwise requires:

              'Deposit' means the sum of US $85,000,000 deposited in the Security Account and all other monies from time to time standing to the credit of the Security Account and any account opened by the Bank in accordance with Clause 7.2 together with all interest and other rights arising in connection therewith.

              'Encumbrance' means any mortgage charge pledge lien assignment hypothecation security interest title retention preferential right or trust arrangement or other security arrangement or agreement or any right conferring a priority of payment.

              'Interest Calculation Period' means consecutive periods of 1 week, 1 month, 3 months, 6 months, 9 months or 1 year each as selected by the Company and notified to the Bank not later than the close of business in London on the third London Business Day prior to the start of an Interest Calculation Period and in default of such selection, one month.

              'Letters of Credit' means the two standby letters of credit in favour of Matsushita - Kotobuki Electronics Industries Ltd and Ireland - Kotobuki Electronics Industries Ltd as the same may from time to time be amended, increased or extended in accordance with the instructions of the Company.

              'LIBID' means the one-eighth of one percent below LIBOR for US Dollars in the London Interbank Market at 11 am London time two London Business Days prior to the first day of any Interest Calculation Period as quoted on Telerate page 3750 (or an alternative screen reference if it ceases to be quoted on that page) except in respect of the first Interest Calculation Period which will be fixed on receipt of the Deposit.

              'LPA' means the Law of Property Act 1925

              'Reimbursement Agreement' means the reimbursement agreement [dated 14 September, 1998] between the Company and the Bank relating to the issue of the Letters of Credit.

              'Security   Account'   means  the   Deposit   as  defined  in  the
              Reimbursement Agreement in the name of the Company with the Bank and all rights of the Company in relation to such Deposit.

              'Secured Liabilities' means all monies obligations and liabilities whatsoever which may now or at any time in the future be due owing or incurred by the Company to the Bank under the Reimbursement Agreement and/or this Charge whether actual or contingent.

       1.2 Any reference in this document to "this Charge shall be deemed to include any instruments amending varying supplementing, novating or replacing the terms of this document from time to time.

2.     Covenant to Pay

       2.1 In consideration of the Bank's agreement to issue the Letters of Credit the Company covenants with the Bank that it will on demand pay and discharge the Secured Liabilities when due to the Bank.

3.     Charge

       3.1 The Company with full title guarantee and as a continuing security for the payment and discharge of the Secured Liabilities charges in favour of the Bank by way of first fixed charge the Deposit and all the entitlements to interest the right to repayment and other rights and benefits accruing to or arising in connection with the Deposit to the intent that such charge shall operate as a release of the Deposit to the Bank until the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full provided that interest will be remitted to the company as set out in clause 4.2 below.

4.     Terms of the Deposit

       4.1 The Company shall not be entitled to withdraw or transfer all or any part of the Deposit until the corresponding part or the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full to the intent that the principal amount of the Deposit shall at all times be equal to the aggregate of the Bank's exposure for the "Stated Amounts" as defined in each of the Letters of Credit.

       4.2 Interest shall accrue on the Deposit at LIBID for consecutive Interest Calculation Periods in accordance with normal Euromarket conventions and be paid to the Company on the last day of each Interest Calculation Period provided that if the Company is in breach of any provision of this Charge or of any contract or agreement giving rise to or otherwise concerning the Secured Liabilities then any such interest shall be credited to the Security Account and form part of the Deposit.

       4.3 Any agreement (whether before on or after the date of this Charge) that the Deposit is to be held on fixed time deposit shall be for the purposes of calculation and payment of interest only and shall not prejudice the Bank's rights or obligations under any provision of this Charge. The Bank may unilaterally terminate any such fixed time deposit period at any time after the date on which all or any part of the Secured Liabilities shall become due and payable and adjust any interest payable by the Bank accordingly.

       4.4 If the Deposit is held on fixed time deposit then on the expiry of the relevant fixed time deposit period it shall be redeposited in an amount not to exceed the Bank's Obligations as defined in the Reimbursement Agreement or successively redeposited on such terms (including without limitation successive fixed time deposits) as may be from time to time between the Company and the Bank or failing such agreement as may be determined by the Bank.

       4.5 If any time deposit needs to be cancelled either pursuant to the terms of the Reimbursement Agreement or the terms hereof, the Company will be responsible for any broken funding cost thereby incurred by the Bank in covering its position. The Bank will give the Company details of its calculations.

5.     Right of Set-off

       The Company authorises the Bank subject to the conditions specified in the Paragraph 3 of the Reimbursement Agreement, to apply the Deposit or any part thereof at any time towards satisfaction of all or any of the Secured Liabilities as are then due and payable as the Bank may think fit. The Bank will give prompt notice of the exercise of any such set off right.

6.     Representations Warranties and Covenants by the Company

       6.1 The Company represents and warrants to the Bank and undertakes that:

              (a) it is and will be the sole absolute and beneficial owner with full title guarantee of all the Deposit free from Encumbrances and will not create or attempt to create or permit to arise or subsist any Encumbrance (other than this Charge) on or over the Security Account or all or any part of the Deposit;

              (b) it has not sold assigned or otherwise disposed of or agreed to sell assign or dispose of and will not at any time during the subsistence of this Charge sell assign or dispose of or agree to sell assign or otherwise dispose of or agree to dispose of all or any of the Company's right title and interest in and to all or any part of the Deposit.

              (c) it has and will at all times have the necessary power to enter into and perform its obligations under this Charge;

              (d) this Charge constitutes its legal valid binding and enforceable obligations and is a security over all and every part of the Deposit effective in accordance with its terms;

              (e) this Charge does not and will not conflict with or result in any breach or constitute a default under any agreement instrument or obligation to which the Company is a party or by which it is bound;

              (f) all necessary authorisations and consents to enable or entitle it to enter into this Charge have been obtained and will remain in full force and effect during the subsistence of the security constituted by this Charge.

7.     Continuing Security

       7.1 The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Liabilities or any other matter or thing whatsoever including the insolvency liquidation or administration of the Company or any analogous event occurring under the law of incorporation of the Company and shall be binding until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

       7.2 The Secured Liabilities shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of Section 101 of the LPA immediately on the execution of this Charge and Section 103 of the LPA (restricting the power of sale) Section 109 of the LPA (restricting the power to appoint a receiver) and Section 93 of the LPA (restricting the right of consolidation) shall not apply to this Charge, save that the Bank shall not exercise such powers unless and until the Company is in breach of the Secured Obligations.

8.     Power of Attorney

       8.1 The Company by way of security irrevocably appoints the Bank to be attorney of the Company (with full powers of substitution and delegation) for the Company and in its name or otherwise and on its behalf and as its act and deed to sign seal execute deliver perfect and do all deeds instruments notices documents acts and things which the Company may or ought to do under the covenants and provisions contained in this Charge and generally its name and on its behalf to exercise all or any of the powers authorities and discretions conferred by or pursuant to this Charge or by the LPA on the Bank and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act which it may deem proper in the exercise of all or any of the powers authorities and discretions conferred on the Bank pursuant to this Charge.

       8.2 The Company ratifies and confirms and agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of Clause 8.1 and all reasonable money expended by any such attorney shall be deemed to be expenses incurred by the Bank under this Charge.

9.     Further Assurances

       9.1 Without prejudice to anything else contained in this Charge the Company shall at any time at the request of the Bank but at the cost of the Borrower promptly sign seal execute deliver and do all deeds instruments notices documents acts and things in such form as the Bank may from time to time require for perfecting or protecting the security over the whole or any part of the Deposit or for facilitating its realization.

10.    Currency Indemnity

       10.1 If under any applicable law or regulation or pursuant to a judgment or order being made or registered against the Company or the liquidation of the Company or without limitation for any other reason any payment under or in connection with this Charge is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Charge (the "contractual currency") then to the extent that the amount of such payment actually received by the Bank when converted into the contractual currency at the rate of exchange falls short of the amount due under or in connection with this Charge the Company as a separate and independent obligation shall indemnify and hold harmless the Bank against the amount of such shortfall. For the purposes of this Clause "rate of exchange" means the rate at which the Bank is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Company shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

11.    Costs

       11.1 All reasonable cost charges and expenses properly incurred by the Bank in relation to this Charge or the Secured Liabilities shall be reimbursed by the Company to the Bank on demand on a full indemnity basis and until so reimbursed shall carry interest at the Bank's cost of funds from the date of payment to the date of reimbursement.

12.    Miscellaneous

       12.1 No reasonable delay or omission on the part of the Bank in exercising any right or remedy under this Charge shall impair that right or remedy or operate as to be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

       12.2 The Bank's rights under this Charge are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Bank deems expedient.

       12.3 Any waiver by the Bank of any terms of this Charge or any consent or approval given by the Bank under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

       12.4 The security constituted by this Charge shall be in addition to and shall not be prejudiced determined or affected by nor operate so as in any way to determine prejudice affect or merge in any Encumbrance which the Bank may now or at any time in the future hold for or in respect of the Secured Liabilities or any of them and shall not be prejudiced by time or indulgence granted to any person or any abstention by the Bank in perfecting or enforcing any remedies securities guarantees or rights it may now or in the future have from or against the Company or any other person or any waiver release variation act omission forbearance unenforceability indulgence or invalidity of any such remedy security guarantee or right.

       12.5 If at any time any one or more of the provisions of the Charge is or becomes illegal invalid or unenforceable in any respect under any law of any jurisdiction neither the legality validity or enforceability of the remaining provisions of this Charge nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall in any way affected or impaired as a result.

       12.6 Any statement certificate or determination of the Bank as to the Secured Liabilities the Deposit or without limitation any other matter provided for in this Charge shall in the absence of manifest error be conclusive and binding on the Company.

13.    Communications

       13.1 Every notice demand or other communication under this Charge shall be in writing and may be delivered personally or by letter, telex or facsimile transmission despatched by the Bank to the Company to its address specified at the head of this Charge or to the following numbers:

              Facsimile:  41-32-753-5541
                          --------------

              for the attention of:  Finance Director
                                     ----------------

              or to such other address and or telex number and or facsimile number as may be notified in accordance with this Clause by the Borrower to the Bank for such purpose.

       13.2 Every notice demand or other communication shall be deemed to have been received (if sent by post) twenty-four hours after being posted first class postage prepaid (if posted from and to an address within the United Kingdom) and (if delivered personally or despatched by telex (subject to receiving the correct telex answerback) or by facsimile transmission) at the time of delivery or despatch if during normal business hours on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

14.    Governing Law and Jurisdiction

       14.1 This Charge is governed by and shall be construed in accordance with English law and both parties submit to the jurisdiction of the English courts for the settlement of any disputes arising hereunder, The Company appoints Baker McKenzie at Aldwych House, London WC2B 45P as its agent for the service of process in England..

       IN WITNESS whereof the Company has executed and delivered this Charge as a Deed the day and year first before written.


EXECUTED UNDER SEAL AND     )
DELIVERED AS A DEED         )
by  QUANTUM PERIPHERALS     )   ............................................Seal
(EUROPE) S.A. acting by     )
Jean Charles Herpeux in the )
presence of:                )


Witness:
Signature    /s/ Kent Moerk
             --------------------------------

Name         Kent Moerk
             -----------------------

Address      Champs Montants 16a
             -----------------------
             2074 Marin
             -----------------------
             Switzerland
             -----------------------

Occupation   Acting Finance Director